DURLAND & COMPANY, CPAs
                           A PROFESSIONAL ASSOCIATION
                         340 ROYAL PALM WAY, 3RD FLOOR
                              PALM BEACH, FL 33480
                         (561)822-9995 -- FAX 822-9942


STEPHEN H. DURLAND, CPA*                          MEMBERS OF:
     ------------                                 AMERICAN INSTITUTE OF CPAs
ALSO CERTIFIED IN CA, CO, GA, LA                  --SEC PRACTICE SECTION
MA, MO, MD, MC, NJ, NY, SC, TX, WI                -- TAX DIVISION
                                                  FLORIDA INSTITUTE OF CPAs

Securities and Exchange Commission
450 5th Street, N.W.
Washington, C.D. 20549

Gentlemen:

         We have read and agree with the comments in Item 4 of the Form 8-K as filed on July 23, 1999 and Form 8-K Amendment 1 expected to be filed on August 4, 1999 of Internet Cable Corporation.

                                             /S/ DURLAND & COMPANY, CPAs, P.A.
                                             ---------------------------------
                                                 Durland & Company, CPAs, P.A.


Palm Beach, Florida
4 August 1999